Exhibit 10.61

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (“Amendment”) is entered into as of July 6, 2015, by and between COMERICA BANK (“Bank”) and ADEPT TECHNOLOGY, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that Loan and Security Agreement dated as June 9, 2014 (as it may be amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement and Waiver dated as of January 31, 2015, that certain Second Amendment to Loan and Security Agreement dated as of April 3, 2015, and that certain Third Amendment to Loan and Security Agreement dated as of May 1, 2015, the “Agreement”). The parties desire to amend the Agreement further in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined term in Exhibit A to the Agreement is hereby amended and restated in its entirety to read as follows:

“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed Two Million Dollars and No/100ths Dollars ($2,000,000).”

2. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

4. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment , and that (except for the Existing Defaults) no Event of Default has occurred and is continuing.

5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	all reasonable Bank Expenses incurred through the date of this Amendment, including a legal fee in the amount of $350, which may be debited from any of Borrower’s accounts with Bank; and

(c)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Loan and Security Agreement and Waiver as of the first date above written.

ADEPT TECHNOLOGY, INC.

By:	/s/ Seth Halio
Name:	Seth Halio
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President